STEVEN K. LUMPKIN
                         APPLEBEE'S INTERNATIONAL, INC.
                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made effective as of August 7, 2002, by and between Applebee's International, Inc., a Delaware corporation (the "Company"), and Steven K. Lumpkin (the "Executive").

         WHEREAS, the Company believes it to be in its best interest to provide for continuity of management and to provide protection for its valuable trade secrets and confidential information; and

         WHEREAS, the Company desires to employ the Executive and the Executive is willing to render his services to the Company on the terms and conditions with respect to such employment hereinafter set forth.

         NOW, THEREFORE, in consideration of premises and the mutual terms and conditions hereof, the Company and the Executive hereby agree as follows:

         1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

         2. Exclusive Services. The Executive shall devote all necessary working time, ability and attention to the business of the Company during the term of this Agreement and shall not, directly or indirectly, render any material services to any business, corporation, or organization whether for compensation or otherwise, without the prior knowledge and written consent of the Board of Directors of the Company (hereinafter referred to as the "Board").

         3. Duties. The Executive is hereby employed as Executive Vice President and Chief Financial Officer of the Company and shall render his services at the principal business offices of the Company, as such may be located from time to time, unless otherwise agreed in writing between the Board and the Executive. The Executive shall have such authority and shall perform such duties as are described in Exhibit A attached hereto.

         4. Term. This Agreement shall have a term of eighteen (18) months commencing as of August 7, 2002 and is subject to earlier termination as hereinafter provided.

         5. Compensation. As compensation for his services rendered under this Agreement, the Executive shall be entitled to receive the following:

                  a. Base Salary. The executive shall be paid a base salary of at least $300,000 per year, payable in 26 equal bi-weekly installments during the term of this Agreement, prorated for any partial employment month. Such salary ("Base Salary") may be increased by the Board in its sole discretion.

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                  b. Additional  Compensation.  The Executive shall be paid such additional compensation and bonuses as may be determined and authorized in the sole discretion of the Board. The Executive's target bonus for 2002 is 60% of his Base Salary.

         6. Benefits. In addition to the compensation to be paid to the Executive pursuant to Section 5 hereof, the Executive shall further be entitled to receive the following:

                  a. Participation in Employee Plans. The Executive shall be entitled to participate in any health, disability, group term life insurance plan, any pension, retirement, or profit sharing plan, any executive bonus plan, or any other perquisites and fringe benefits that may be extended generally from time to time to employees of the Company at the level of Executive Vice President.

                  b. Vacation. The Executive shall be entitled to a minimum of four (4) weeks vacation with full salary and benefits each year. Under current Company policy (which may be changed at the discretion of the Company) no cash or other payment will be due, however, for unused vacation and vacation may not be carried over from any calendar year to the next. Upon any termination of the Executive's employment, earned but unused vacation will be paid in accordance with the Company's policy then in effect.

                  c. Equity Awards. The Executive shall be entitled to equity-based compensation awards that may be extended generally from time to time to employees of the Company at the level of Executive Vice President, as approved by the Board, subject to the terms and conditions of the respective equity-based compensation plans and award agreements and the provisions of this Agreement.

         7. Reimbursement of Expenses. Subject to such rules and procedures as from time to time are specified by the Company, the Company shall reimburse the Executive on a monthly basis for reasonable business expenses necessarily incurred in the performance of his duties under this Agreement.

         8.Confidentiality/Trade Secrets. The Executive acknowledges that his position with the Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Both during the term of this Agreement and thereafter, the Executive covenants and agrees as follows:

                  a. He shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company, including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes and specifications relating to its customers, suppliers, products and services;

                  b. He shall not disclose any of such trade secrets and confidential and proprietary information, except as may be required in the course of his employment with the Company or by law; and

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

                  c. He shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

         All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Executive upon termination of his employment for any reason whatsoever or at any other time upon request of the Board.

         9. Discoveries. The Executive covenants and agrees that he will fully inform the Company of and disclose to the Company all inventions, designs, improvements, discoveries, and processes ("Discoveries") that he has now or may hereafter have during his employment with the Company and that pertain or relate to the business of the Company or to any experimental work, products, services, or processes of the Company in progress or planned for the future, whether conceived by the Executive alone or with others, and whether or not conceived during regular working hours or in conjunction with the use of any Company assets. All such Discoveries shall be the exclusive property of the Company whether or not patent or trademark applications are filed thereon. The Executive shall assist the Company, at any time during or after his employment, in obtaining patents on all such Discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others. If such assistance takes place after his employment is terminated, then the Executive shall be paid by the Company at an hourly rate determined based on fifty percent (50%) of his existing salary at the date of termination divided by 2500 for any time actually spent in rendering such assistance at the request of the Company.

         10. Non-Competition. The Executive covenants and agrees that during the period of his employment and for additional periods after termination of employment as provided in Section 13 or 14, he shall not, without the prior written consent of the Board, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or through any other kind of ownership (other than ownership of securities of publicly held corporations of which the Executive owns less than five percent 5% of any class of outstanding securities) or in any other representative or individual capacity, engage in or render any services to any business in North America engaged in the casual dining restaurant industry, or in any other segment of the restaurant industry in which the Company or any subsidiary of the Company may become involved after the date hereof and prior to the date of termination of Executive's employment. For purposes of this Agreement "casual dining restaurant industry" consists of "sit down table service" restaurants serving alcoholic beverages, with a per guest average guest check within the United States of under $20.00 (adjusted upward each year to recognize Company menu price increases).

         11. Nonsolicitation. The Executive agrees that during the period of his employment, and for a period of two (2) years following the effective date of the termination of the Executive's employment for any reason, he will not, either directly or indirectly, for himself or for any third party, except as otherwise agreed to in writing by the Company's Chief Executive Officer, employ


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or hire any other  person  who is then  employed  by the  Company,  or  solicit, induce, recruit, or cause any other person who is then employed by the Company to terminate his/her employment for the purpose of joining, associating, or becoming employed with any business or activity that is engaged in the casual dining restaurant industry or any other segment of the restaurant industry in which the Company may become involved after the date hereof and prior to the date of any termination of employment.

         12. Remedies for Breach of Covenants of the Executive.

                  a. The Company and the Executive specifically acknowledge and agree that the foregoing covenants of the Executive in Sections 8, 9, 10, and 11 are reasonable in content and scope and are given by the Executive for adequate consideration. The Company and the Executive further acknowledge and agree that, if any court of competent jurisdiction or other appropriate authority shall disagree with the parties' foregoing agreement as to reasonableness, then such court or other authority shall reform or otherwise the foregoing covenants as reason dictates.

                  b. The covenants set forth in Sections 8, 9, 10 and 11 of this Agreement, as provided in Section 13 or 14, shall continue to be binding upon the Executive, notwithstanding the termination of his employment with the Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and the Executive. The existence of any claim or cause of action by the Executive against the Company, unless predicated on this Agreement, shall not constitute a defense to the enforcement by the Company of any or all such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive relief and specific performance shall be available to prevent the breach or any threatened breach thereof.

         13. Termination. This Agreement (other than Sections 8, 9, 10 and 11, as provided in Section 13 or 14, shall survive any termination hereof for any reason, including non-renewal) may be terminated as follows:

                  a. Subject to earlier termination as provided herein, this Agreement will automatically renew on each anniversary date beginning at the end of its initial term, unless either party gives written notice of non-renewal at least sixty (60) days prior to an anniversary date. The first such renewal shall be for a thirty (30) month term and any subsequent renewals will be for one-year terms. If within the two
         (2) year period following non-renewal the Executive ceases to continue in the employ of the Company, the Company may elect to make Severance Payments to the Executive under Section 13(g)(i), (ii) and (vii) and, if so, the provisions of Section 10 shall survive and be in force for the Severance Payment Period. The Company must make an election and must notify the Executive of such an election to provide these Severance Payments within the first one hundred fifty (150) day period following non-renewal of this Agreement. If no such election is made by the Company to make Severance Payments within the first one hundred fifty (150) days following non-renewal and the Executive is no longer in the employ of the Company and the Company did not offer renewal of


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

         this Agreement, the provisions of Section 10 will be terminated effective one hundred fifty (150) days after non-renewal of this Agreement. If no such election is made by the Company to make Severance Payments within the first one hundred fifty (150) days following non-renewal and the Executive is no longer in the employ of the Company and the non-renewal was caused by the Executive's election, then the Company shall have the balance of the two (2) year period following non-renewal in which to elect to make Severance Payments. In addition, if the Executive does not continue to offer his services to the Company (illness notwithstanding) in his then capacity and consistent with his prior practice, for at least 120 days following a non-renewal caused by his election, the provisions of Section 10 shall survive and be in force during such one hundred twenty (120) days and for one (1) year thereafter, and no Severance Payments of any kind shall be required of the Company.

                  b. The Company may terminate this Agreement and the Executive's employment hereunder at any time, with or without Cause, upon written notice to the Executive. The Executive may terminate this Agreement and his employment hereunder, at any time, with or without Good Reason. In the event of a termination by the Executive without Good Reason the provisions of Section 10 shall survive and be in force for 24 months.

                  c. In the event of termination by the Company without Cause, the effective date thereof shall be stated in a written notice to the Executive from the Board, which shall not be earlier than 30 days from the date such written notice is delivered to the Executive. In the event the Company effects a termination without Cause and Lloyd Hill is at that time no longer Chief Executive Officer of the Company or the Executive no longer reports directly to Mr. Hill then, the Executive shall be entitled to receive all Severance Payments under Section 13(g) and the provisions of Section 10 shall survive and be in force for the Severance Payment Period. In the event the Company effects a termination without Cause at a time when (i) Lloyd Hill continues to be Chief Executive Officer and (ii) the Executive reports directly to Mr. Hill, then the provisions of Section 10 shall survive and be in force for 24 months and the Executive shall only be entitled to receive the amounts described in subsections (i), (ii) and (vii) of Section 13(g), below.

                  d. In the event of termination by the Company with Cause, the Executive shall be entitled to receive only his salary through such date of termination and any bonus amounts as may be payable pursuant to the terms of any written plans in which the Executive was a participant immediately prior to the effective date of the termination and the provisions of Section 10 shall survive and be in force for 24 months. The Executive shall also be entitled to exercise his rights under COBRA at the Executive's expense.

                  e. The following shall constitute  "Cause":

                           (i) The  Executive  is  convicted  of -- or pleads no
                  contest / nolo contendre to -- any felony or any other serious criminal offense; or

                           (ii) The Executive breaches any material provision of
                  this Agreement (other than as related to Sections 8, 9, 10 and 11 which is covered by Section 13(e)(iii) below), or habitually neglects to perform his duties under this Agreement


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                  (other  than  for  reasons  related  to  illness,   injury  or
                  temporary disability) and such breach or neglect is not corrected in the Company's good faith belief within fifteen
                  (15) business days after receipt of written notice from the Board of the Company; or

                           (iii) The Executive breaches any provision of Section
                  8, 9, 10 or 11, and such breach is not corrected in the Company's good faith belief within five (5) business days after receipt of written notice from the Chief Executive Officer; or

                           (iv) The Executive is determined to have violated any
                  applicable   local,   state  or  federal   law   relating   to
                  discrimination or harassment through egregious conduct; or

                           (v)  The  Executive   dies  or  becomes   permanently
                  disabled from continuing to provide the level of service required under this Agreement.

                  f. The Executive shall have "Good Reason" to effect a termination in the event that (a) Lloyd Hill is no longer Chief Executive Officer of the Company or (b) the Executive no longer reports directly to Mr. Hill, and the Company (i) breaches its obligations to pay any salary, benefit or bonus due hereunder or, (ii) requires the Executive to relocate more than 50 miles from the greater Kansas City area, or (iii) substantially diminishes the functional responsibilities of the Executive (it being understood that structural changes, such as a change in title or to whom the Executive reports, do not constitute changes in functional responsibilities), and in the event of any of
         (i), (ii) or (iii) the Executive has given written notice to the Board as to the details of the basis for such Good Reason within 30 days following the date on which the Executive alleges the event giving rise to such Good Reason occurred and the Company has failed to provide a reasonable cure within ten (10) days after its receipt of such notice. In the event of a termination by the Executive with Good Reason, the Executive will be entitled to all Severance Payments under Section 13(g) and the provisions of Section 10 shall survive and be in force for the Severance Payment Period.

                  g. The "Severance Payments" consist of the following: (i) an amount paid monthly equal to one-twelfth (1/12) of the Executive's annual Base Salary at the current effective annual rate, paid for the Severance Payment Period; (ii) an amount paid monthly equal to one-twelfth (1/12) of the greater of (y) the average of the Executive's actual bonus attributable to each of the preceding three (3) fiscal years or (z) Executive's target bonus amount for the fiscal year in which the termination occurred multiplied by the average percentage bonus attainment of the Executive over the preceding three (3) fiscal years, in either case paid for the Severance Payment Period; (iii) the immediate vesting of any unvested stock options held by the Executive as of the day immediately preceding the effective date of termination;
         (iv) with respect to all Restricted Share awards, all restrictions will immediately be removed and deemed to have been satisfied and any


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

         vesting periods will be accelerated; (v) with respect to all Performance Share awards, the Executive will receive, at the time of the first Severance Payment, a lump sum pro rata portion (based upon the number of complete months that have passed in the Performance Period as of the effective date of the termination) of the applicable Award Agreement as if all performance criteria were achieved at their Target Levels (as defined in the Performance Share Plan); (vi) the continued payment for the duration of the Severance Payment Period, of the Company's matching portion of the Executive's Non-Qualified Deferred Compensation Plan (or such retirement arrangement, if any, as may replace it); and (vii) the payment by the Company of premiums on behalf of the Executive, for coverage substantially similar to that provided under the Company's group health and medical policies, for so long as the Executive elects to continue such coverage, but for no longer than the Severance Payment Period.

                  h. The "Severance Payment Period" is initially the twenty-four
         (24) month period immediately following the effective date of termination of the Executive's employment. The Severance Payment Period may be extended, at the sole discretion of the Company, by written notice to the Executive within 30 days after the effective date of termination of employment, for up to 12 additional months by the continued payment of the amounts under Section 13(g)(i) and (ii).

                  i. In the event of any termination of the Executive, whether by the Executive or the Company and for any reason, participation by the Executive in all compensation and benefit plans of the Company will cease upon the effective termination date and all unvested bonuses, equity awards and other like items will immediately lapse, except as specifically provided in subsection (g), above. All amounts owed by the Executive to the Company for any reasons whatsoever will become immediately due and payable and the Company will have the right in its discretion to collect any or all such amounts by offset against any amounts due to the Executive from the Company whether or not under this Agreement. In addition, the Severance Payments hereunder are in lieu of and supercede any other severance or termination benefits to which the Executive might otherwise be entitled, including any benefits under the Company's Severance Program for Salaried Associates.

         14. Termination After Change in Control. If within 12 months following a Change in Control, as defined below, the employment of the Executive is terminated by the Company or by the Executive, for any reason whatsoever, then the provisions of Section 13 shall not apply and the following shall occur:

                  a. On the tenth business day following the effective date of such termination, the Executive shall receive a lump sum payment equal to (A) the Executive's base salary in effect immediately prior to the change in control, plus the greater of (i) the average of the Executive's actual bonus attributable to each of the preceding three
         (3) fiscal years or (ii) the Executive's target bonus amount for the fiscal year in which the termination occurs multiplied by the average percentage bonus attainment of the Executive over the preceding three
         (3) fiscal years, (B) divided by twelve (12) and (C) multiplied by 24;

                  b. The Company shall (i) pay health insurance premiums on behalf of the Executive, for coverage substantially similar to that provided under the Company's group health policy, for so long as the Executive elects to continue such coverage, and (ii) continue to pay the Company's matching portion of the Executive's Investment For Retirement Agreement with the Company (or such retirement arrangement, if any, as may replace it), in both cases for up to a maximum of 24 months.

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

                  c. The immediate vesting of any unvested stock options held by the Executive as of the day immediately preceding the effective date of termination and, with respect to all Restricted Share awards, all restrictions will immediately be removed and deemed to have been satisfied and any vesting periods will be accelerated, and with respect to all Performance Share awards, the Executive will receive on the 10th business day following the effective date of such termination a pro rata portion (based upon the number of complete months that have passed in the Performance Period as of the date of the Change in Control) of the applicable Award Agreement as if all performance criteria were achieved at their Target Levels.

                  d. Participation by the Executive in all compensation and benefit plans of the Company will cease upon the effective date of termination and all unvested bonuses, equity awards and other like items will immediately lapse, except as specifically provided in subsection (c), above. In addition, all amounts owed by the Executive to the Company for any reasons whatsoever will become immediately due and payable and the Company will have the right in its discretion to collect any or all such amounts by offset against any amounts due to the Executive from the Company whether or not under this Agreement.

                  e. The Executive shall be bound by the non-competition provisions of Section 10, which shall remain in full force and effect for a period of 24 months following the effective date of Executive's termination.

                  f. In the event of a Change in Control, if the total amount payable by the Company to the Executive pursuant to this Section 14 (the "Section 14 Amount") would create an excess parachute payment, as that term is defined in Section 280G of the Internal Revenue Code (the "Code"), then, the Executive shall be paid either (i) the Section 14 Amount, or (ii) the Section 14 Amount reduced to an amount equal to one-dollar ($1) less than the maximum amount allowed under the Code, whichever amount results in the greater after-tax payment to the Executive.

         15. Definitions Related to Change in Control.

                  a. "Change in Control" means any one of the following: (i) Continuing Directors no longer constitute at least 2/3 of the Board of Directors; (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")), together with its affiliates, become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the Company's then outstanding Common Stock or thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities (calculated in accordance


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

         with Section 13(d)(3) or 14(d) of the Exchange Act) entitled generally to vote for the election of the Company's Directors; (iii) the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the then Continuing Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Board of Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act of such corporation; or (iv) at least 2/3 of the then Continuing Directors in office immediately prior to any other action proposed to be taken by the Company's stockholders or by the Company's Board of Directors determine that such proposed action, if taken, would constitute a change in control of the Company and such action is taken.

                  b. "Continuing Director" means any individual who either (i) was a member of the Company's Board of Directors on the date hereof, or
         (ii) was designated (as of the day of initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

         16. Arbitration of Disputes.

                  a. Any dispute or claim arising out of or relating to this Agreement or any termination of the Executive's employment, other than with respect to Sections 8 through 12, shall be settled by final and binding arbitration in the greater Kansas City metropolitan area in accordance with the Commercial Arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  b. In the event that the Company does not submit to arbitration hereunder or submits to arbitration but seeks to nullify or reverse the effect of such arbitration by alleging that arbitration is unenforceable against it, the Company shall pay all costs (including expenses and attorneys' fees) incurred by the Executive as a result of such action by the Company and if the Company is successful in such attempt, it shall bear all legal costs incurred by the Executive in any resulting litigation relating to this Agreement or any termination of the Executive's employment.

                  c. The fees and expenses of the arbitration panel shall be borne by the Company.

                  d. If the Company breaches its obligations hereunder following a Change in Control and the Executive is successful in a claim brought by him in arbitration for damages or other relief against the Company related to such breach, the Executive shall be entitled to an award of his costs (including expenses and attorneys' fees), incurred in such arbitration.

         17. Mitigation. The Executive shall have no duty to attempt to mitigate the level of benefits payable by the Company to him hereunder and the Company shall not be entitled to set off against the amounts payable hereunder any amounts received by the Executive from any other source, including any subsequent employer.

         18. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

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

                  a. If to the Company:

                                    Applebee's International, Inc.
                                    4551 West 107th Street, Suite 100
                                    Overland Park, Kansas  66207
                                    Attn:  General Counsel

                  b. If to the Executive:

                                    Steven K. Lumpkin
                                    6811 West 132nd Terrace
                                    Overland Park, KS  66209

Either party may change its address for notice by giving notice in accordance with the terms of this Section 18.

         19. General Provisions.

                  a. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

                  b. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, then such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

                  c. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof other than the Indemnification Agreement between the Company and the Executive dated May 1, 1995; the Nondisclosure Agreement between the Company and the Executive dated May 1, 1995, and all agreements, acknowledgments, designations and directions of the Executive made or given under any Company policy statement or benefit program. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

                  d. Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit to the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any person or entity that succeeds to the ownership or operation of the business in which the Executive is primarily employed by the Company.

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

                  e. Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

                  f. Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any work, clause, paragraph, or provision of this Agreement.

                  g. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

         THIS AGREEMENT CONTAINS AN ARBITRATION CLAUSE.


EXECUTIVE:                              APPLEBEE'S INTERNATIONAL, INC.



                                        By:
-------------------------                  -------------------------------------
Steven K. Lumpkin                          Lloyd L. Hill
                                           Chairman and Chief Executive Officer


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



                     Exhibit A - Duties and Responsibilities


1.       Position:  Executive Vice President and Chief Financial Officer.

2.       Reports to:  Lloyd L. Hill, Chairman and CEO.

3. Duties: (a) member of Applebee's senior management team; (b) acting in the role of Chief Financial Officer; (c) Senior Advisor to the CEO and Chairman.

4. Responsibilities: (a) Corporate Controllership and Internal Reporting for all entities; (b) Tax Management; (c) Internal Audit Services; (d) Treasury Services; (e) Financial operations and analysis; and (f) Investor Relations and External Reporting.



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